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                                                                   Exhibit 10.18

                       AMENDMENT NO. 2 TO LEASE AGREEMENT

     AGREEMENT, made as of December 23, 1997, between ND PROPERTIES, INC. ("Landlord") and NETWORK MANAGEMENT SERVICES, INC. ("Tenant").

     A. Landlord and Tenant entered into a written Lease Agreement dated March 12, 1997 ("Initial Lease"), relating to the premises ("Initial Premises") consisting of approximately 1,390 rentable square feet on the seventh floor of the building commonly known as 5500 Wayzata Boulevard, Golden Valley, Minnesota (the "Project"). The Initial Premises, as amended by any additions or deletions from time to time pursuant to a written agreement signed by the parties, are sometimes referred to herein collectively as the "Premises."

     B. The Initial Lease has not previously been amended or modified, except by Amendment No. 1 to Lease Agreement dated October 1, 1997 ("Amendment No. 1"), which, among other matters, expanded the Premises to include the Temporary Space, consisting of approximately 2,783 rentable square feet on the ninth floor of the Project, for the Temporary Space Term. The Initial Lease and Amendment No. 1 are sometimes referred to herein collectively as the "Lease."

     C. Landlord and Tenant desire to expand the Premises and to amend the Lease as provided in this Amendment.

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are expressly acknowledged, Landlord and Tenant agree as follows:

     1. Effect. The Lease is hereby amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in the Lease. All references in the Lease to "this Lease" shall be deemed to refer to the Lease as amended by this Amendment. In all other respects, the terms and conditions of the Lease shall remain unmodified and in effect. Unless otherwise defined herein, capitalized terms shall have the same meaning as provided in the Lease.

     2. Premises. As of the Delivery Date (as defined below), the Premises shall be amended and expanded by adding to the Initial Premises approximately 7,440 rentable square feet on the fifth floor of the Project as shown on the attached
Exhibit 1 ("Space A"), so that the Premises shall thereafter consist of approximately 8,830 rentable square feet on the fifth and seventh floors of the Project. Except as expressly provided otherwise in this Amendment or in the Lease, Space A shall be added to and become part of the Premises on all of the terms and conditions of the Lease, and any reference in the Lease to the Premises shall thereafter be deemed to refer to and include Space A.

     3. Space A Term.

     A. Space A shall be added to the Premises effective on March 1, 1998 ("Delivery Date"). If Landlord has not Substantially Completed (as defined in the attached Exhibit 2)
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Landlord's Work (as defined in the attached Exhibit 2) in Space A pursuant to the attached Exhibit 2 by March 1, 1998, other than for delays caused by Tenant Delay (as defined in the attached Exhibit 2), the Delivery Date for purposes of this Amendment (and Tenant's obligation to pay Rent for Space A) shall be postponed until Landlord's Work is Substantially Completed in Space A, Landlord shall not be liable for any such delay, the Lease shall not be impaired, and the Space A Term shall be extended as necessary to end sixty (60) full calendar months after the first day of the calendar month immediately succeeding the calendar month in which the Delivery Date occurs (but the Term of the Lease with respect to the Initial Premises shall not be extended or affected thereby). If Landlord permits Tenant to take possession of Space A before the Delivery Date for purposes of occupancy, all of the terms of the Lease and this Amendment shall apply to and control such occupancy, including the obligation to pay Rent on a prorated daily basis.

     B. Subject to adjustment as provided in Section 3A of this Amendment, Tenant shall lease Space A for a term of sixty (60) months ("Space A Term") beginning on the Delivery Date and ending on February 28, 2003, unless sooner terminated under the terms of the Lease. Landlord and Tenant acknowledge that the Space A Term extends beyond the end of the Term of the Lease with respect to the Initial Premises. Upon expiration or termination of the Term of the Lease with respect to the Initial Premises, Tenant shall completely vacate and surrender possession of the Initial Premises to Landlord in the condition as provided in the Lease, ordinary wear and tear excepted; the Initial Premises shall be deleted from the Lease; and the Lease shall continue in effect as to Space A for the remaining Space A Term (which thereafter shall be deemed the Term of the Lease).

     4. Rent.

     A. Commencing on the Delivery Date and continuing during the Space A Term, Tenant shall pay Base Rent for Space A at an annual rate per rentable square foot and payable in monthly installments as follows:

                                  Annual Rate                 Monthly
        Period                  Per Square Foot              Installment
        ------                  ---------------              -----------
        Months 1-12                $15.00                    $9,300.00
        Months 13-24               $15.25                    $9,455.00
        Months 25-36               $15.50                    $9,610.00
        Months 37-48               $15.75                    $9,765.00
        Months 49-60               $16.00                    $9,920.00

If the Delivery Date is postponed as provided in Section 3 of this Amendment and is not the first day of a calendar month, the Base Rent for any initial partial month shall be prorated daily at the rate provided for Month I above, and the first full calendar month after the Delivery Date shall be deemed Month I for purposes of the above schedule.


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     B. Commencing on the Delivery Date and continuing during the Space A Term:
(1) Tenant's Proportionate Share of Operating Costs shall be increased to reflect the number of rentable square feet In Space A; and (2) Tenant shall pay Operating Cost Rent for Space A at the same rate per rentable square foot as then payable for the Initial Premises and subject to the same adjustments as provided in the Lease.

     C. Rent for Space A shall be paid in advance at the same time and in the same manner as provided in the Lease for payment of Rent for the Initial Premises. If the Delivery Date is not the first day of a calendar month, the Base Rent and Operating Cost Rent for Space A for such partial month shall be prorated daily and paid in advance.

     5. Leasehold Improvements. Landlord shall construct leasehold improvements in Space A as provided in the attached Exhibit 2. In all other respects, Tenant agrees to accept Space A in its present condition, "as is," with no obligation for Landlord to do or pay for any leasehold improvements or plans.

     6. Additional Security Deposit. In addition to the Security Deposit previously paid with respect to the Initial Premises, Tenant shall pay to Landlord an Additional Security Deposit with respect to Space A in the amount of $17,211.20, payable upon execution of this Amendment by Tenant. The check for the Additional Security Deposit shall be deposited upon execution of this Lease by Landlord and shall be held and administered during the Space A Term as provided in Section 17 of the Lease.

     7. Temporary Space. Tenant shall continue to lease the Temporary Space on the terms and conditions set forth in Amendment No. 1 until the earlier of (the "Space A Termination Date"): (A) the date Tenant completely vacates and surrenders the Temporary Space to Landlord, or (B) the date that is thirty (30) days after the Delivery Date for Space A. The Temporary Space Term shall terminate as of the Space A Termination Date, and Tenant shall completely vacate and surrender the Temporary Space to Landlord as provided in Amendment No. 1. Rent for Space A for any partial month shall be prorated on a daily basis and paid or refunded between the parties within thirty (30) days after the Space A Termination Date.

     8. Brokers. Landlord and Tenant each represents that it has not engaged or dealt with any real estate broker, agent or finder with respect to this Amendment, except for CB Commercial Real Estate Group, Inc. (whose commission, if any, shall be paid by Landlord pursuant to a separate written agreement). Landlord and Tenant shall indemnify and hold each other harmless from all claims, , liability or expense (including reasonable attorneys fees) in connection with any claim for broker's, finder's or other fees or commissions as a result of such party's actions or alleged actions.

     9. Tenant's Representations. Tenant hereby represents to Landlord that there has been no assignment of the Lease and no sublease of all or any portion of the Premises, there are

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no existing defenses or offsets which Tenant has against enforcement of the
Lease, and Landlord and Tenant are not in default under the Lease.

     10. Entire Agreement. The Lease, including, without limitation, this Amendment and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant acknowledges that it has not been induced to enter into this Amendment by any agreements or representations which are not set forth in this Amendment. This Amendment shall not be effective until execution and delivery by both Landlord and Tenant.

     By signing this Amendment, the parties agree to the above terms.

LANDLORD:                                   TENANT:

ND PROPERTIES, INC.                         NETWORK MANAGEMENT SERVICES, INC.


By        /s/ Mark J. Wood                  By     /s/ Scott P. Halstead
     -------------------------------             ----------------------------
Name:         Mark J. Wood                  Name:      Scott P. Halstead
     -------------------------------             ----------------------------
Title:        Asst. Sec.                    Title: Chief Financial Officer
     -------------------------------             ----------------------------

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                                    EXHIBIT 2
                               TO AMENDMENT NO. 2

                             LEASEHOLD IMPROVEMENTS
                                   (ALLOWANCE)

     1. Tenant Finish Allowance and Costs. Landlord shall provide an allowance ("Tenant Finish Allowance") not to exceed $5.00 per rentable square foot in Space A (total $37,200.00 based on 7,440 rentable square feet) or the actual cost of such improvements, whichever is less, to be applied to the total cost of constructing Tenant's leasehold improvements in Space A (*Tenant Finish Costs*), including, without limitation: space planning and design fees; architectural and engineering fees; required building permits; actual cost of labor, materials, equipment and services; actual cost of Tenant signage; and the costs of removing, modifying, relocating or making additions to any existing improvements to accommodate Tenant's space plan. Tenant Finish Costs shall exclude expenses in connection with services provided by Tenant or Tenant's employees; telephone, communications and computer equipment and wiring; and personal property items such as decorations, art work, furniture, equipment, or trade fixtures not permanently attached to Space A.

     2. Plans. Tenant shall promptly devote such time in consultation with Landlord and the architect ("Architect") designated by Landlord as necessary to finalize an initial plan ("Initial Plan") for Tenant's leasehold improvements in Space A (or, if the Initial Plan has been completed and approved by Landlord and Tenant, such plan is attached hereto as Exhibit 2-1). If not included in the Initial Plan and if necessary for the performance of Landlord's Work (as hereafter defined), Landlord shall cause to be prepared final architectural and engineering plans, specifications and working drawings for Tenant's leasehold improvements in Space A ("Architectural Plans") based on the Initial Plan. Tenant shall, within five (5) business days after written request, furnish to Landlord such information as necessary to enable the Architect to prepare the Initial Plan and any necessary Architectural Plans. The information to be furnished by Tenant shall include, without limitation:

     (a) Any requirements of the Tenant which are in excess of or otherwise vary in any respect from Building standard items, and all critical dimensions.

     (b) Special loading, such as the location of and requirements for file cabinets or special equipment.

     (c) Openings in the walls or floors.

     (d) Special heating, ventilating, air conditioning, electrical, sprinkler, lighting, security system, or plumbing work.

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     (e) Location and dimensions of telephone equipment areas, and location of telephone and electrical outlets, switches and lights.

     (f) Partitions - locations and type, including doors and hardware, windows, glass partitions and special framing or support.

     (g) Special cabinet work and other millwork items.

     (h) Variations to standard ceiling heights.

     (i) Location and color selection of painted areas.

     (j) Location and selection of floor covering and wall coverings.

     (k) Location and type of any kitchen equipment.

     (l) Such additional information as reasonably specified by Landlord.

Within five (5) business days after the completed Architectural Plans have been submitted to Tenant, Tenant shall provide Landlord with Tenant's written approval of such Architectural Plans (or Tenant's disapproval with a written explanation of any changes required therein) and shall redeliver the Architectural Plans to Landlord for Landlord's final approval. If Landlord or Tenant do not approve any of the Architectural Plans, the parties shall promptly revise such plans and resubmit such plans until the same are approved by Landlord and Tenant. Unless otherwise specified in the Architectural Plans, Landlord's Work shall be constructed with Building standard materials (or comparable substitute materials designated by Landlord) in amount, type and quality; and Tenant shall promptly make any necessary selections of such materials. If final Architectural Plans are included in the Initial Plan or are unnecessary to perform the work, the term "Architectural Plans" as used herein shall mean the Initial Plan and any supplemental plans and specifications approved by Landlord and Tenant. All costs and expenses relating to the preparation or review of the Initial Plan and the Architectural Plans, and any changes thereto or revisions thereof, shall be included in the Tenant Finish Costs and shall be paid as provided in Section 3 of this Exhibit.

     All plans and specifications for any work in Space A or the Project (whether Landlord's Work or any work performed by Tenant as hereafter provided) shall be subject to Landlord's prior written approval. Landlord may withhold its approval of any plans or specifications if, in Landlord's reasonable opinion, the work would: involve a structural revision to the Project; adversely affect the market value or appearance of the Project; violate Landlord's criteria for those portions of the Space which are visible from the common areas or from the exterior of the Project; adversely affect the strength, structural integrity or safety of the Project; adversely affect the proper functioning and efficiency of the systems of the Project; violate any requirements of applicable law or of any holder of a mortgage on or insurer of the Project (or require Landlord to

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perform any work or incur any expense in connection therewith); adversely affect any other rentable space in the Project or increase the expense of operating the Project; not be in keeping with the character of the Project; or involve a substantial risk of delaying the performance of Landlord's Work due to unavailability or shortages of labor or materials, extra lead or performance time or other requirements for the work. The foregoing reasons are not exclusive, and Landlord may reasonably withhold its approval for other similar or dissimilar reasons. Landlord may disapprove any plans in part, reserve approval of any items pending its review and approval of other plans, and reasonably condition its approval upon Tenant making revisions to the plans or supplying additional information. Any review or approval of any plans or work by Landlord is solely for its benefit, and without any representation, warranty or liability to Tenant or any other person with respect to the adequacy, correctness or sufficiency thereof, the fitness for any purpose, compliance with applicable legal requirements or otherwise.

     3. Payment. Landlord shall pay an amount not to exceed the Tenant Finish Allowance toward the Tenant Finish Costs for Landlord's Work, and Tenant shall pay for all Tenant Finish Costs in excess of the Tenant Finish Allowance ("Excess Costs") as Additional Rent as hereafter provided. Before commencing Landlord's Work, Landlord shall provide to Tenant a written proposal ("Tenant Cost Proposal") for the total Tenant Finish Costs for Landlord's Work (other than services or materials separately contracted for by Tenant). If the Tenant Cost Proposal is more than the Tenant Finish Allowance, Landlord and Tenant will either: (a) approve in writing the Tenant Cost Proposal and the amount of any Excess Costs; or (b) revise Landlord's Work as necessary to reduce the Tenant Cost Proposal to no more than the Tenant Finish Allowance plus such amount of Excess Costs as may be approved by Landlord and Tenant. Tenant shall give immediate attention to the Tenant Cost Proposal, and respond to any requests from Landlord within five (5) business days. Within five (5) business days after submission to it of the final Tenant Cost Proposal and Architectural Plans, Tenant shall authorize Landlord in writing to proceed with Landlord's Work, and, if the estimated Excess Costs after crediting the Tenant Finish Allowance exceed $37,200.00, Tenant also shall pay to Landlord one-half (1/2) of the estimated amount of the Excess Costs that exceed $37,200.00 (or shall provide security satisfactory to Landlord for payment of such Excess Costs). No work shall be commenced until Tenant has complied with the requirements of this Section. Once the final Tenant Cost Proposal and Architectural Plans have been approved by Landlord and Tenant, Landlord's Work and the Tenant Cost Proposal shall not be changed except by written change order approved by Landlord and Tenant or as otherwise provided in this Exhibit; and in any such case, Landlord shall deliver to Tenant a revised Tenant Cost Proposal indicating the revised total for Excess Costs, if any. Within five (5) business days after submission to Tenant of the revised Tenant Cost Proposal, Tenant shall authorize Landlord in writing to proceed with Landlord's Work as so revised and, if the total estimated Excess Costs after crediting the Tenant Finish Allowance exceed an aggregate amount of $37,200.00, Tenant shall pay to Landlord one-half (1/2) of any additional estimated amount of Excess Costs that exceed a total of $37,200.00 (or shall provide security satisfactory to Landlord for payment of such Excess Costs); and Landlord shall not be required to proceed further with the work until Tenant has complied with the requirements of this Section. Any unpaid balance of Excess Costs shall be paid to Landlord by

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Tenant within thirty (30) days of Landlord's statement following Substantial
Completion (as defined below) of Landlord's Work.

     4. Landlord's Work. As Landlord's Work, Landlord shall cause its contractor to construct leasehold improvements in Space A substantially in accordance with the Initial Plan and any Architectural Plans approved by Tenant and Landlord as provided in Section 2 of this Exhibit. In all other respects, Tenant agrees to accept Space A in its present condition, "as is," with no obligation for Landlord to do or pay for any improvements or plans. Any work required by Tenant in addition to Landlord's Work shall be constructed at Tenant's expense pursuant to Section 6 of this Exhibit or after the Delivery Date pursuant to Section 5 of the Lease.

     Promptly after compliance with Sections 2 and 3 of this Exhibit, Landlord shall obtain a building permit and, subject to the other terms and conditions of this Exhibit and the Lease, shall proceed diligently to cause Landlord's Work to be Substantially Completed before the scheduled Delivery Date, it being expressly understood that all work to be done in Space A shall be subject to approval by Landlord and that no work shall be undertaken in Space A until such approval is given in writing. Tenant acknowledges that the work will be performed during Tenant's occupancy of the Initial Premises and normal business hours; and, to the extent applicable to work in the Initial Premises, Landlord and Tenant shall cooperate to reasonably minimize any interference with the performance of the work and Tenant's use of the Initial Premises.

     For purposes of this Exhibit, "Substantial Completion" or "Substantially Completed" means: (i) completion of Landlord's Work except for minor finishing and punchlist activity which does not materially interfere with Tenant's use and occupancy of Space A; and (ii) issuance of any necessary municipal certificate of occupancy. Within thirty (30) days after the Delivery Date, the parties shall inspect Space A, have all systems demonstrated, and prepare a punchlist of incomplete or defective details of construction. Landlord will use reasonable diligence to promptly complete the punchlist items after Tenant provides the punchlist to Landlord. Upon notice from Landlord that Landlord's Work is complete, Tenant agrees to confirm acceptance of Space A in written form reasonably acceptable to Landlord. A certificate signed by the Architect that Landlord's Work has been Substantially Completed or finally completed shall be conclusive and binding on the parties.

     5. Delivery Date. The Delivery Date shall not occur and Tenant's obligation to pay Rent for Space A shall not commence until Landlord has Substantially Completed all of Landlord's Work; provided, however, that if Landlord is delayed in Substantial Completion of Landlord's Work as a result of any one or more of the following ("Tenant Delay"):

     (a) Tenant's failure to devote the time or furnish all or any of the information or approvals required under Section 2 of this Exhibit in connection with the Initial Plan or the Architectural Plans for Landlord's Work, or to furnish the approvals or make the payments within the time periods specified in Section 3 of this Exhibit; or

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     (b) Tenant's request for materials, finishes or installations other than
     Building standard items to the extent the same actually delays the Substantial Completion of Landlord's Work; or

     (c) Any other act or omission by Tenant or its employees, contractors, or agents to the extent the same actually delays the Substantial Completion of Landlord's Work;

then and in any such event, Landlord shall cause the Architect to certify the date on which Landlord's Work would have been completed but for any Tenant Delay, and the Delivery Date and Tenant's obligation to pay Rent for Space A shall occur and commence as of such date, and shall not otherwise be affected or deferred on account of such delay. Additionally, Tenant shall indemnify Landlord against any additional cost in completing Landlord's Work and other damages to Landlord caused by any Tenant Delay.

     6. Access By Tenant Prior To Delivery Date. Landlord, in Landlord's discretion, may permit Tenant and Tenant's agents to enter Space A prior to the Delivery Date upon reasonable notice during business hours to make Space A ready for Tenant's use and occupancy. Any such permission shall constitute a license only, and such license shall be conditioned upon: (a) Tenant working in harmony and not interfering with Landlord and Landlord's agents, contractors, workers, and suppliers in doing Landlord's Work, if any, or with other work in the Project, other tenants and occupants of the Project, or the general operation of the Project; (b) Tenant obtaining Landlord's prior written approval of the proposed contractors; and (c) Tenant depositing with Landlord in advance of any work, in form and substance reasonably satisfactory to Landlord, (i) security reasonably satisfactory to Landlord for the lien-free completion thereof, (fi) plans and specifications for such work, (iii) any necessary permits or licenses, and (iv) certificates of insurance (with coverages and amounts satisfactory to Landlord and naming Landlord and its management company and mortgagee as additional insureds) and instruments of indemnification as Landlord may reasonably require against claims and liabilities which may arise out of such entry or work. Such pre-term access shall be subject to scheduling by Landlord. Landlord shall have the right to withdraw such license upon twenty-four (24) hours' written notice to Tenant for reasonable cause. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed or installations made in Space A prior to the Delivery Date, the same being at Tenant's sole risk; and Tenant agrees to indemnify, defend and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about Space A or the Project. Any entry or work by or on behalf of Tenant under this Section shall be subject to all of the terms and conditions of the Lease, including without limitation Section 5 thereof. If such entry or work causes extra costs to Landlord or extraordinary use of Project services, Tenant shall reimburse Landlord for such extra costs or extraordinary services within thirty (30) days after Landlord's statement.

     7. Telephones/Wiring. Tenant shall at its expense install and maintain all telephone and communications wiring and equipment from the service access point in the Project to and

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within Space A, and arrange directly with the telephone company and suppliers of its choice for all service and connections. The installation of all telephone, communications, computer, security, and other wiring and equipment shall be subject to Landlord's prior written consent as provided in this Exhibit or in
Section 5 of the Lease.

     8. Miscellaneous. This Exhibit shall be incorporated into and considered as a part of the attached Amendment No. 2. Unless otherwise indicated herein, capitalized terms used in this Exhibit shall have the meanings assigned to them, in the Lease or the attached Amendment No. 2. The terms and provisions of this Exhibit are intended to supplement and are specifically subject to all the terms and provisions of the Lease and the attached Amendment No. 2. This Exhibit may not be amended or modified except in a writing signed by Landlord and Tenant. In no event shall any rights of Tenant hereunder be transferable or assignable to any party except to a permitted assignee of all of Tenant's rights under the Lease. All sums due hereunder from Tenant shall be deemed Additional Rent for purposes of the Lease, and upon any default hereunder, Landlord shall have all of the rights and remedies provided for in the Lease as well as all remedies otherwise available to Landlord, including, without limitation, the right to suspend work hereunder or to withhold delivery of possession of Space A until any such default is cured. Whenever the consent or approval of Landlord or Tenant is required herein, the same shall not be unreasonably withheld or delayed. This Exhibit shall not create a contractual relationship of any kind between any persons other than Landlord and Tenant.

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